UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2020

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50956	20-0653570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR §240.12b2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement.

The information under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On April 23, 2020, Pharma-Bio Serv PR, Inc., Pharma Serv, Inc., and Pharma-Bio Serv US, Inc. (collectively, the “Borrowers”), each a wholly-owned subsidiary of Pharma-Bio Serv, Inc. (the “Company”), entered into loan agreements and related promissory notes (the “SBA Loan Documents”) to receive U.S. Small Business Administration Loans (the “SBA Loans”) pursuant to the Paycheck Protection Program (the “PPP”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), in the aggregate amount of $1,931,700 (the “Loan Proceeds”). The Borrowers received the Loan Proceeds on April 23, 2020. Under the SBA Loan Documents, the SBA Loans have a fixed interest rate of 1%, repayment begins six months from the date of disbursement of each SBA Loan, and the SBA Loans mature two years from the date of first disbursement. There is no prepayment penalty.

Pursuant to the terms of the SBA Loan Documents, the Borrowers may apply for forgiveness of the amount due on the SBA Loans in an amount equal to the sum of the following costs incurred by the Borrowers during the eight-week period (or any other period that may be authorized by the U.S. Small Business Administration) beginning on the date of first disbursement of the SBA Loans: payroll costs, any payment of interest on a covered mortgage obligation, payment on a covered rent obligation, and any covered utility payment. The amount of SBA Loan forgiveness shall be calculated in accordance with the requirements of the PPP, including the provisions of Section 1106 of the CARES Act, although no more than 25% of the amount forgiven can be attributable to non-payroll costs. No assurance is provided that forgiveness for any portion of the SBA Loans will be obtained.

The promissory notes evidencing the SBA Loans contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory notes. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Borrowers, and/or filing suit and obtaining judgment against the Borrowers.

The foregoing description of the SBA Loan Documents is a summary only and is qualified in its entirely by the reference to the full text of the loan agreements and promissory notes, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report and are incorporated herein by reference.

Item 8.01
Other Events

On April 29, 2020, the Company's Board voted unanimously to temporarily suspend the Company's stock repurchase plan. The Board believes it is prudent to suspend the program due to current economic uncertainties and will review reinstating the program at a future date.

Item 9.01.
Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Loan Agreement of Pharma-Bio Serv PR, Inc. for Paycheck Protection Program Loan, dated April 23, 2020.
10.2	Loan Agreement of Pharma Serv, Inc. for Paycheck Protection Program Loan, dated April 23, 2020.
10.3	Loan Agreement of Pharma-Bio Serv US, Inc. for Paycheck Protection Program Loan, dated April 23, 2020.
10.4	Paycheck Protection Program Note, dated April 23, 2020, executed by Pharma-Bio Serv PR, Inc.
10.5	Paycheck Protection Program Note, dated April 23, 2020, executed by Pharma Serv, Inc.
10.6	Paycheck Protection Program Note, dated April 23, 2020, executed by Pharma-Bio Serv US, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: April 29, 2020	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer, Vice President Finance and Administration and Secretary